Exhibit 10.27

NEWEGG INC.

DIRECTOR RETAINER AGREEMENT

THIS DIRECTOR RETAINER AGREEMENT (“Agreement”) is entered into by and between Newegg Inc., a Delaware corporation (“Corporation”) and Michael J. Potter (“Director”) as of October 19, 2009.

WHEREAS, Director has been duly elected as a director of the Corporation in accordance with the Corporation’s bylaws; and

WHEREAS, the Corporation wishes to compensate Director as consideration for his expected service as a director;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

1.	Services Provided.

Director agrees, subject to Director’s continued status as a director as determined by the Board of Directors of the Corporation (“Board”) and its stockholders (if applicable), to serve as a member of the Board and, subject to Director’s election thereto, the (1) Audit Committee, (2) Compensation Committee and (3) Nominating/Governance Committee of the Board (each a “Committee”) and to provide those services (“Services”) required of a director and Committee member under the Corporation’s certificate of incorporation and bylaws (“Charter and Bylaws”), as both may be amended from time to time, and under the corporate law of the State of Delaware, the federal securities laws and other state and federal laws and regulations, as applicable.

2.	Nature of Relationship.

Director is an independent contractor and will not be deemed an employee of the Corporation for purposes of employee benefits, income tax withholding, F.I.C.A. taxes, unemployment benefits or otherwise. Except as authorized by the Board of Directors or the Corporation’s Charter and Bylaws, or as allowed by law, Director shall not hold himself out as an agent of the Corporation or enter into any agreement or incur any obligations on the Corporation’s behalf. This Agreement shall not be deemed an employment contract between the Corporation (or any of its subsidiaries or related companies) and Director. Director specifically acknowledges that the term of service provided by this Agreement is set forth in Section 7 below.

3.	Corporation Information.

The Corporation will supply to Director, at the Corporation’s expense:

a.	periodic briefings on the business and operations of the Corporation;

b.	“director packages” (which will include but will not be limited to, for example, meeting agendas and Corporation reports) for each Board and Committee meeting, at a reasonable time before each meeting;

c.	Copies of minutes of all stockholders’, directors’ and Committee meetings;

d.	Any other materials that are required under the Charter and Bylaws or the charter of any Committee on which the Director serves; and

e.	Any other materials which may, in the reasonable judgment of Corporation, be necessary for performing the Services.

4.	Representations, Warranties and Covenants of Director.

4.1	Director agrees to provide complete and accurate information and to permit Corporation to perform a full background investigation. Accordingly, Director represents and warrants that the information provided to the Corporation regarding Director’s experience, background and expertise is truthful, accurate and complete.

4.2	Director represents and warrants that the performance of the Services will not violate any agreement to which Director is a party, compromise any rights or trust between any other party and Director, or create a conflict of interest.

4.3	Director agrees not to enter into any agreement during the term of this Agreement that will create a conflict of interest with this Agreement.

4.4	Director agrees to comply with all applicable state and federal laws and regulations, including Section 10 and Section 16 of the Securities and Exchange Act of 1934 and the rules promulgated thereunder.

4.5	Director further agrees to comply with all Delaware and Security and Exchange Commission laws and regulations applicable to non-public corporations, and the rules promulgated thereunder.

5.	Compensation.

5.1	Retainer. The Corporation shall pay Director a cash retainer of thirty-five thousand dollars and no cents ($35,000.00) per calendar year during Director’s period of Service (“Retainer”), payable in quarterly installments in arrears. In addition, for each Committee on which Director serves, Director will receive additional compensation in the amount(s) specified below, depending on whether Director serves as Chair or as a non-Chair member of such Committee:

Committee	Chair	Other Members
Audit Committee	$15,000 per year	$7,500 per year
Compensation Committee	$10,000 per year	$5,000 per year
Nominating/Governance	$7,500 per year	$3,000 per year

Amounts payable for service on a Committee specified above shall be payable in quarterly installments in arrears for the period during which Director serves on such Committee.

5.2

Stock Options. Subject to approval by the Board and the Compensation Committee, the Corporation shall grant to Director options (“Options”) to purchase up to 25,000 shares of the Corporation’s Class A Common Stock, $0.001 par value per share (“Class A Common Stock”), at an exercise price per share equal to the fair market value of the Class A Common Stock on the date of the grant, as determined by the Corporation’s Board and Compensation Committee. To receive the Options, Director agrees to execute and deliver to the Corporation the Corporation’s non-qualified stock option agreement (in substantially the form attached hereto as Exhibit A and

2

incorporated by this reference) and any other customary and reasonable documentation requested by the Corporation, and further agrees that the Options shall be subject to the terms of the Newegg Inc. Amended and Restated 2005 Incentive Award Plan. The Options shall vest on an annual basis over a four (4) year period with twenty-five percent (25%) vesting each year on the anniversary date of this Agreement, as more fully specified in Exhibit A. To the extent of a conflict between the terms of this Agreement and the terms of the non-qualified stock option agreement, the terms of the non-qualified stock option agreement shall control.

5.3	Expenses. The Corporation will reimburse Director for reasonable expenses incurred in the performance of the Services promptly upon submission of invoices and receipts for such expenses in a form reasonably acceptable to the Corporation, provided that such expenses are approved in writing in advance. Such approval by the Corporation shall not be unreasonably withheld or delayed. Director’s expenses shall not be reimbursable hereunder unless those expenses qualify for reimbursement under the Charter and Bylaws.

6.	Indemnification and Insurance.

6.1	The Corporation has previously executed, or shall execute concurrently with the execution of this Agreement, an Indemnity Agreement with Director substantially in the form attached hereto as Exhibit B.

6.2	In addition, the Corporation shall, at its expense and immediately upon execution of this Agreement, cause Director to be covered as an insured under a directors’ and officers’ liability insurance policy commercially reasonable as to coverage limitation and amounts, taking into account the Corporation’s business and stage of development.

7.	Term and Termination.

7.1	This Agreement shall be effective beginning on the date hereof and continuing until the last day of Director’s current term as a director of the Corporation, unless earlier terminated as provided in this Section. This Agreement shall automatically renew upon the date of Director’s reelection as a director of the Corporation.

7.2	The term of service as a Director under this Agreement is as specified in the bylaws of the Corporation, unless earlier terminated as provided in this Section.

7.3	Director may at any time, and for any reason, resign from such position subject to any other contractual obligation or any obligation imposed by operation of law.

7.4	Director may be removed from the Board or any Committee, with or without cause, in accordance with the Charter and Bylaws.

7.5	This Agreement shall automatically terminate upon the death or disability of Director or upon his resignation or removal from the Board. For purposes of this Section, “disability” shall mean the inability of Director to perform the Services for a period of at least fifteen (15) consecutive days.

7.6	In the event of any termination of this Agreement, Director agrees to return any materials received from the Corporation pursuant to Section 3 of this Agreement except as may be necessary to fulfill any outstanding obligations hereunder. Director agrees that the Corporation has the right of injunctive relief to enforce this provision.

3

7.7	Upon termination of this Agreement, the Corporation shall promptly pay Director all unpaid compensation due, pursuant to Section 5 above, and expense reimbursements incurred, if any, as of the date of termination, upon receipt of reasonable documentation.

8.	Proprietary Information, Inventions and Non-Competition.

Director shall, concurrently with the execution of this Agreement, enter into a Proprietary Information, Inventions and Non-Competition Agreement with the Corporation substantially in the form attached hereto as Exhibit C.

9.	Assignment.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and, except as otherwise expressly provided herein, neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

10.	General.

10.1	Governing Law and Venue. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Corporation and Director hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the State of California (the “California Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the California Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of California, irrevocably as its agent in the State of California as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of California, (iv) waive any objection to the laying of venue of any such action or proceeding in the California Court and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the California Court has been brought in an improper or inconvenient forum.

10.2	Notices. All notices and other communications required or permitted hereunder will be in writing and will be delivered by hand or sent by overnight courier or e-mail to:

Corporation:

    Newegg Inc.

    16839 E. Gale Ave.

    City of Industry, CA 91745

    Attn: General Counsel

    e-mail: Lee.C.Cheng@newegg.com

Director:

    Michael J. Potter

    1162 NW Redfield Circle

4

    Bend, OR 97701

    Fax:

    e-mail:

10.3	Severability. In the event that any provision of this Agreement is held to be unenforceable under applicable law, this Agreement will continue in full force and effect without such provision and will be enforceable in accordance with its terms.

10.4	Survival of Obligations. Notwithstanding the expiration or termination of this Agreement, neither party hereto shall be released hereunder from any liability or obligation to the other which has already accrued as of the time of such expiration or termination (including, without limitation, Corporation’s obligation to make any fees and expense payments) or which thereafter might accrue in respect of any act or omission of such party prior to such expiration or termination.

10.5	Entire Agreement. This Agreement, along with the Exhibits referenced herein that may be previously or contemporaneously executed, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior or contemporaneous agreements and understanding other than this Agreement relating to the subject matter hereof.

10.6	Amendment and Waiver. This Agreement may be amended only by a written agreement executed by the parties hereto. No provision of this Agreement may be waived except by a written document executed by the party entitled to the benefits of the provision. No waiver of a provision will be deemed to be or will constitute a waiver of any other provision of this Agreement. A waiver will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver.

10.7	Counterparts. This Agreement may be signed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one instrument.

[The remainder of this page has been intentionally left blank. Signature page(s) to follow]

5

IN WITNESS WHEREOF, the undersigned have executed this Director Retainer Agreement as of the date first written above.

NEWEGG INC.

By:
Printed Name:
Title:

DIRECTOR

By:
Printed Name:

6

EXHIBIT A

NEWEGG INC.

AMENDED AND RESTATED 2005 INCENTIVE AWARD PLAN

STOCK OPTION AGREEMENT

I.	NOTICE OF STOCK OPTION GRANT

Pursuant to the Newegg Inc. Amended and Restated 2005 Incentive Award Plan (the “Plan”), Newegg Inc. (the “Company”) hereby grants to the Optionee listed below (“Optionee”), an option (the “Option”) to purchase the number of shares of the Company’s Class A Common Stock set forth below, subject to the terms and conditions of the Plan and this Stock Option Agreement. All capitalized terms used in this Stock Option Agreement without definition shall have the meanings ascribed to such terms in the Plan.

Optionee:	Michael J. Potter

Date of Grant:	October 28, 2009

Vesting Commencement Date:	October 28, 2009

Exercise Price per Share:	$8.27

Total Number of Shares Granted:	25,000

Total Exercise Price:	$206,750.00

Term/Expiration Date:	October 28, 2019

Type of Option:         ☐   Incentive Stock Option        ☒   Non-Qualified Stock Option

Vesting Schedule:    The Option shall vest according to the following schedule:

Vesting Date	Shares Exercisable
One (1) year from the Vesting Commencement Date.	25% of the Total Number of Shares Granted
Two (2) years from the Vesting Commencement Date.	An Additional 25% of the Total Number of Shares Granted
Three (3) years from the Vesting Commencement Date.	An Additional 25% of the Total Number of Shares Granted
Four (4) years from the Vesting Commencement Date.	An Additional 25% of the Total Number of Shares Granted

The Option shall vest and become exercisable with respect to twenty-five percent (25%) of the Shares subject thereto on the first anniversary of the Vesting Commencement Date and with respect to an additional twenty-five percent (25%) of the Shares subject thereto on each subsequent anniversary of the Vesting Commencement Date thereafter; provided, however, that in the event that an Acquisition occurs and the Participant ceases to be a Service Provider by reason of a termination by the Company without Cause (excluding a termination due to the Participant’s Disability) during the twelve-month period immediately following the Acquisition, the Option shall, to the extent not then vested, immediately become fully vested and exercisable.

Termination Period:	Except in the event of a termination of Optionee’s service as a Director by the Company for Cause, the Option may be exercised, to the extent vested, for ninety (90) days after Optionee ceases to be a Service Provider, or such longer period as may be applicable upon the death or disability of Optionee as provided herein (or, if not provided herein, then as provided in the Plan), but in no event later than the Term/Expiration Date as provided above. In the event that Optionee’s service with the Company is terminated by the Company for Cause, the Option shall terminate without consideration with respect to all Shares subject thereto (whether vested or unvested) upon the date of Optionee’s termination.

II.	AGREEMENT

1. Grant of Option. The Company hereby grants to Optionee an Option to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”). Notwithstanding anything to the contrary anywhere else in this Stock Option Agreement, the Option is subject to the terms, definitions and provisions of the Plan adopted by the Company, which is incorporated herein by reference.

2. Exercise of Option. The Option is exercisable as follows:

(a) Right to Exercise.

(i) The Option shall be exercisable cumulatively according to the vesting schedule set forth in the Notice of Grant. For purposes of this Stock Option Agreement, Shares subject to the Option shall vest based on Optionee’s continued status as a Service Provider.

(ii) The Option may not be exercised for a fraction of a Share.

(iii) In the event of Optionee’s death, disability or other termination of Optionee’s status as a Service Provider, the exercisability of the Option shall be governed by Sections 7, 8, 9 and 10 below.

(iv) In no event may the Option be exercised after the date of expiration of the term of the Option as set forth in the Notice of Grant.

(b) Method of Exercise. The Option shall be exercisable by written notice (substantially in the form attached hereto as Exhibit A). The notice must state the number of Shares for which the Option is being exercised, and contain such other representations and agreements with respect to such Shares as may be required by the Company pursuant to the

2

provisions of the Plan. The notice must be signed by Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The notice must be accompanied by payment of the Exercise Price, plus payment of any applicable withholding tax. The Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price and payment of any applicable withholding tax.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

3. Optionee’s Representations. If the Shares purchasable pursuant to the exercise of the Option have not been registered under the Securities Act or any applicable state laws at the time the Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of the Option, deliver to the Company his or her Investment Representation Statement (in the form attached hereto as Exhibit B) and shall make such other written representations as are deemed necessary or appropriate by the Company and/or its counsel.

4. Lock-Up Period. Optionee hereby agrees that if so requested by the Company or any representative of a lead underwriter of the Company’s securities (the “Managing Underwriter”) in connection with (a) any registration of the offering of any securities of the Company under the Securities Act or any applicable state laws, and/or (b) any offering of securities exempt from registration under Rule 144A of the Securities Act by the Company, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such longer period as may be requested by the Managing Underwriter or the Company) following (i) the effective date of a registration statement filed by the Company under the Securities Act, or (ii) the date of consummation of such offering pursuant to Rule 144A. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

5. Method of Payment. Payment of the Exercise Price shall be by (a) cash, (b) check, or (c) with the consent of the Administrator, (i) a full recourse promissory note bearing interest (at no less than such rate as is a market rate of interest and which then precludes the imputation of interest under the Code), payable upon such terms as may be prescribed by the Administrator, and structured to comply with applicable law, (ii) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which the Option is exercised and which have been owned by the Optionee for such period of times as is required to avoid adverse accounting consequences to the Company, (iii) surrendered Shares then issuable upon exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate Exercise Price of the Option or exercised portion thereof, (iv) property of any kind which constitutes good and valuable consideration, (v) delivery of a notice that Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option Exercise Price,

3

provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (vi) any combination of the foregoing methods of payment.

6. Restrictions on Exercise. The Option may not be exercised until the Plan has been approved by the stockholders of the Company. If the issuance of Shares upon such exercise or if the method of payment for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, then the Option may also not be exercised. The Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation before allowing the Option to be exercised.

7. Termination of Relationship. If Optionee ceases to be a Service Provider (other than by reason of a termination of Optionee as a Director by the Company for Cause or Optionee’s death or the total and permanent disability of Optionee as defined in Code Section 22(e)(3)), the Option, to the extent vested as of the date on which Optionee ceases to be a Service Provider (taking into account any vesting that may occur in connection with such termination), shall remain exercisable during the Termination Period set forth in the Notice of Grant. To the extent that the Option is not vested as of the date on which Optionee ceases to be a Service Provider, or if Optionee does not exercise the Option within the time specified herein, the Option shall terminate.

8. Termination for Cause. If Optionee ceases to be a Service Provider by reason of a termination of Optionee as a Director by the Company for Cause, the Option shall terminate upon the date of Optionee’s termination, regardless of whether the Option is then vested and/or exercisable with respect to any Shares.

9. Disability of Optionee. If Optionee ceases to be a Service Provider as a result of his or her total and permanent disability as defined in Code Section 22(e)(3), the Option, to the extent vested as of the date on which Optionee ceases to be a Service Provider, shall remain exercisable for twelve (12) months from such date (but in no event later than the expiration date of the term of the Option as set forth in the Notice of Grant). To the extent that the Option is not vested as of the date on which Optionee ceases to be a Service Provider, or if Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

10. Death of Optionee. If Optionee ceases to be a Service Provider as a result of Optionee’s death, the Option, to the extent vested as of the date of death, shall remain exercisable for twelve (12) months following the date of death (but in no event later than the expiration date of the term of the Option as set forth in the Notice of Grant) by Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. To the extent that the Option is not vested as of the date of death, or if the Option is not exercised within the time specified herein, the Option shall terminate.

11. Non-Transferability of Option. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner except by will or by the laws of descent or distribution. It may be exercised during the lifetime of Optionee only by Optionee. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

4

12. Term of Option. The Option may be exercised only within the term set forth in the Notice of Grant.

13. Restrictions on Shares. Optionee hereby agrees that Shares purchased upon the exercise of the Option shall be subject to such terms and conditions as the Administrator shall determine in its sole discretion, including, without limitation, restrictions on the transferability of Shares, the right of the Company to repurchase Shares, the right of the Company to require that Shares be transferred in the event of certain transactions, a right of first refusal in favor of the Company with respect to permitted transfers of Shares, tag-along rights and bring-along rights. Such terms and conditions may, in the Administrator’s sole discretion, be contained in the Exercise Notice with respect to the Option or in such other agreement as the Administrator shall determine and which Optionee hereby agrees to enter into at the request of the Company.

14. Code Section 409A. Without limiting the generality of any other provision of this Stock Option Agreement, Section 22 of the Plan pertaining to Code Section 409A is hereby explicitly incorporated into this Stock Option Agreement.

15. No Right to Employment. Nothing in the Plan or in this Stock Option Agreement shall confer upon Optionee any right to continue as a Director of the Company or any Parent or Subsidiary, or shall interfere with or restrict in any way the rights of the Company or any Parent or Subsidiary, which are hereby expressly reserved, to discharge Optionee at any time for any reason whatsoever, with or without Cause. This Stock Option Agreement shall not be deemed an employment contract between the Company and the Optionee.

[SIGNATURE PAGE FOLLOWS]

5

This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one document.

NEWEGG INC.

By:

Name:	Joel A. Miller

Title:	Chief Human Resources Officer

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING DIRECTORSHIP (NOT THROUGH THE ACT OF BEING APPOINTED AS A DIRECTOR, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S AMENDED AND RESTATED 2005 INCENTIVE AWARD PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF DIRECTORSHIP BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S DIRECTORSHIP AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof. Optionee hereby accepts the Option subject to all of the terms and provisions hereof. Optionee has reviewed the Plan and the Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or the Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Dated:
Michael J. Potter

Residence Address:

61664 Belmore Loop

Bend, OR 97702

S-1

EXHIBIT A

NEWEGG INC.

2005 INCENTIVE AWARD PLAN

EXERCISE NOTICE

Newegg Inc.

[Address]

Attention: [Title]

1. Exercise of Option. Effective as of today,                     ,         , the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase                                  shares of the Class A Common Stock (the “Shares”) of Newegg Inc. (the “Company”) under and pursuant to the Newegg Inc. Amended and Restated 2005 Incentive Award Plan (the “Plan”) and the Stock Option Agreement dated                     ,            (the “Option Agreement”). Capitalized terms used herein without definition shall have the meanings given in the Option Agreement.

Date of Grant:

Number of Shares as to which Option is Exercised:

Exercise Price per Share:	$[ ]

Total Exercise Price:	$[ ]

Certificate to be issued in name of:

Type of Option:        ☐   Incentive Stock Option        ☒   Non-Qualified Stock Option

2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement. Optionee agrees to abide by and be bound by the terms and conditions of the Plan and the Option Agreement.

3. Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to the Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock certificate is issued, except as provided in Section 13 of the Plan.

Optionee shall enjoy rights as a stockholder until such time as Optionee disposes of the Shares or the Company and/or its assignee(s) exercises the Right of First Refusal or Call

Right hereunder. Upon such disposal or exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

4. Optionee’s Rights to Transfer Shares.

(a) Company’s Right of First Refusal. Before any Shares held by Optionee or any permitted transferee (each, a “Holder”) may be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of (including transfer by gift or operation of law and, collectively, “Transfer” or “Transferred”), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”).

(i) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (A) the Holder’s bona fide intention to sell or otherwise Transfer such Shares; (B) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (C) the number of Shares to be Transferred to each Proposed Transferee; and (D) the bona fide cash price or other consideration for which the Holder proposes to Transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(ii) Exercise of Right of First Refusal. Within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may elect in writing to purchase all, but not less than all, of the Shares proposed to be Transferred to any one or more of the Proposed Transferees. The purchase price will be determined in accordance with paragraph (iii) below.

(iii) Purchase Price. The purchase price (the “Purchase Price”) for the Shares repurchased under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board or the Administrator in good faith.

(iv) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(v) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise Transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other Transfer is consummated within one hundred twenty (120) days after the date of the Notice and provided further that any such sale or other Transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed

Transferee. If the Shares described in the Notice are not Transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal as provided herein before any Shares held by the Holder may be sold or otherwise Transferred.

(b) Exception for Certain Family Transfers. Anything to the contrary contained in this Section notwithstanding, the Transfer of any or all of the Shares during Optionee’s lifetime or on Optionee’s death by will or intestacy to Optionee’s Immediate Family (as defined below) or a trust for the benefit of Optionee’s Immediate Family shall be exempt from the Right of First Refusal. As used herein, “Immediate Family” shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister or stepchild (whether or not adopted). In such case, the transferee or other recipient shall receive and hold the Shares so Transferred subject to the provisions of this Section (including the Right of First Refusal) and there shall be no further Transfer of such Shares except in accordance with the terms of this Section.

(c) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to all Shares upon the date of the initial sale of Class A Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act (an “Initial Public Offering”).

5. Company Call Right.

(a) If Optionee ceases to be a Service Provider for any reason, the Company shall have the right to purchase from Optionee, or Optionee’s personal representative, as the case may be, any or all of the Shares then owned by Optionee (and any or all Shares acquired upon exercise of the Option after the date on which Optionee ceases to be a Service Provider) at a per Share price equal to the Fair Market Value of a Share on the date on which Optionee ceases to be a Service Provider (the “Call Right”).

(b) The Company may exercise the Call Right by delivering personally or by registered mail to Optionee (or his transferee or legal representative, as the case may be), within ninety (90) days after the date on which Optionee ceases to be a Service Provider (or, in the case of Shares which are acquired after the date on which Optionee ceases to be a Service Provider, then within ninety (90) days after the date on which such Shares are acquired), a notice in writing indicating the Company’s intention to exercise the Call Right and setting forth a date for closing not later than thirty (30) days from the mailing of such notice. The closing shall take place at the Company’s office. At the closing, the holder of the certificates for the Shares being transferred shall deliver the stock certificate or certificates evidencing the Shares, and the Company shall deliver the purchase price therefor.

(c) At its option, the Company may elect to make payment for the Shares to a bank selected by the Company. The Company shall avail itself of this option by a notice in writing to Optionee stating the name and address of the bank, date of closing, and waiving the closing at the Company’s office.

(d) If the Company does not elect to exercise the Call Right conferred above by giving the requisite notice within the time provided in Subsection (b) above, the Call Right shall terminate.

(e) The Call Right shall terminate as to all Shares upon the date of an Initial Public Offering.

6. Lock-Up Period. Optionee hereby agrees that if so requested by the Company or any representative of a lead underwriter of the Company’s securities (the “Managing Underwriter”) in connection with (a) any registration of the offering of any securities of the Company under the Securities Act or any applicable state laws, and/or (b) any offering of securities exempt from registration under Rule 144A of the Securities Act by the Company, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such longer period as may be requested by the Managing Underwriter or the Company) following (i) the effective date of a registration statement filed by the Company under the Securities Act, or (ii) the date of consummation of such offering pursuant to Rule 144A. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

7. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

8. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially similar thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND SUCH LAWS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE

ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions set forth herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

9. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

10. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on the Company and on Optionee.

11. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

12. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

13. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

14. Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price for the Shares, as well as any applicable withholding tax.

15. Entire Agreement. The Plan and Stock Option Agreement are incorporated herein by reference. This Agreement, the Plan, the Stock Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

Submitted by:	Accepted by:

OPTIONEE:	NEWEGG INC.

By:
Name:
Title:

Address:

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE	:

COMPANY	:	NEWEGG INC.

SECURITY	:	CLASS A COMMON STOCK

AMOUNT	:

DATE	:

In connection with the purchase of the above-listed shares of Class A Common Stock of Newegg Inc. (the “Company”), the undersigned (“Optionee”) represents to the Company the following:

(a) Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws.

(c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701

B-1

may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three (3) month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two (2) years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

(d) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

(e) Optionee understands and acknowledges that the Company will rely upon the accuracy and truth of the foregoing representations and Optionee hereby consents to such reliance.

Signature of Optionee:

Date:                     ,

B-2

EXHIBIT B

INDEMNITY AGREEMENT

This Indemnity Agreement (“Agreement”) is being executed on October     , 2009 and is effective as of October     , 2009, by and between Newegg Inc., a Delaware corporation (the “Company”), and Michael J. Potter (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Certificate of Incorporation and Bylaws of the Company require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”). The Certificate of Incorporation and Bylaws of the Company and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Certificate of Incorporation and Bylaws of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the Company’s Certificate of Incorporation and Bylaws and insurance as adequate in the present circumstances, and may not be willing to serve as a director without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Services to the Company. Indemnitee agrees to serve as a director of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue to allow Indemnitee to serve as a director. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee may be removed as a director at any time for any reason, with or without cause, in accordance with the Company’s Certificate of Incorporation, its Bylaws, the DGCL and any agreement between Company and Indemnitee. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as a director of the Company.

Section 2. Definitions. As used in this Agreement:

(a) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(a)(i), 2(a)(iii) or 2(a)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a least a majority of the members of the Board;

(iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(iv) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

(v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

For purposes of this Section 2(a), the following terms shall have the following meanings:

(A) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(B) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(C) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(b) “Corporate Status” describes the status of a person who is or was a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

(c) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d) “Enterprise” shall mean the Company and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary.

(e) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(f) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(g) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, a potential party, a non-party witness or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action taken by him or of any action or inaction on his part while acting as director or officer of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, trustee, general partner, managing member, officer, employee or agent of another corporation, partnership, joint venture, trust or fiduciary of the Company or any other enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

(h) Reference to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

Section 3. Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding had no reasonable cause to believe that his conduct was unlawful.

Section 4. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

Section 5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. If the Indemnitee is not wholly successful in such Proceeding, the Company also shall indemnify Indemnitee against all Expenses actually and reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which the Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 7. Additional Indemnification.

(a) Notwithstanding any limitation in Sections 3, 4, or 5, the Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or threatened to be made a party to or a participant in any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding.

(b) For purposes of Section 7(a), the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:

(i) to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL; and

(ii) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

Section 8. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision, except (i) to the extent that amounts are thereafter “clawed back” or otherwise under dispute and (ii) as may be otherwise agreed upon by the Company in writing;

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(c) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of the Proceeding) prior to its initiation (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law or (iii) such Proceeding is initiated by Indemnitee to enforce his rights under this Agreement.

Section 9. Advances of Expenses. Notwithstanding any provision of this Agreement to the contrary, the Company shall advance the expenses incurred by Indemnitee in connection with any Proceeding within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances from time to time (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be so included), whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that the Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. This Section 9 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 8.

Section 10. Procedure for Notification and Defense of Claim.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification, not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any Proceeding. The failure by Indemnitee to notify the Company will not relieve the Company from any liability which it may have to Indemnitee hereunder or under any other agreement (including, without limitation, the Company’s Certificate of Incorporation and Bylaws), and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights hereunder, except to the extent (solely with respect to the indemnity hereunder) that such failure or delay materially prejudices the Company. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b) The Company will be entitled to participate in the Proceeding at its own expense.

Section 11. Procedure Upon Application for Indemnification.

(a) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 10(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (D) if so directed by the Board, by the stockholders of the Company; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 11(a) hereof, the Independent Counsel shall be selected as provided in this Section 11(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 10(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 11(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 12. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) If the person, persons or entity empowered or selected under Section 11 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 12(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 11(a) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 11(a) of this Agreement.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(d) Reliance as Safe Harbor. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. The provisions of this Section 12(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e) Actions of Others. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 13. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 11 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 11(a) of this Agreement within forty-five (45) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 or 6 or the last sentence of Section 11(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Section 3, 4 or 7 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or (vi) the Company or any other person or entity takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court, selected pursuant to Section 22, to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator through the Judicial Arbitration and Mediation Service (“JAMS”). Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 13(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 5 of this Agreement. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 13 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) If a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law.

(d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefore) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

Section 14. Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s Certificate of Incorporation, the Company’s Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s Certificate of Incorporation, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise except (i) to the extent that amounts are thereafter “clawed back” or otherwise under dispute and (ii) as may be otherwise agreed upon by the Company in writing.

(e) The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Section 15. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or (b) one (1) year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding (including any appeal) commenced by Indemnitee pursuant to Section 13 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators. The Company shall require and shall cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to, by written agreement, expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 16. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 17. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

Section 18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 19. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

Section 20. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(b) If to the Company to

Newegg Inc.

Attn: General Counsel

16839 East Gale Avenue

City of Industry, CA 91745

or to any other address as may have been furnished to Indemnitee by the Company.

Section 21. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 22. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 13(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Superior Court of the State of California (the “California Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the California Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of California, irrevocably                                                                                   as its agent in the State of California as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of California, (iv) waive any objection to the laying of venue of any such action or proceeding in the California Court and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the California Court has been brought in an improper or inconvenient forum.

Section 23. Coverage. This Agreement shall apply with respect to Indemnitee’s service as a director of the Company prior to the date of this Agreement.

Section 24. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 25. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

NEWEGG INC.

By:
Name:
Title:

INDEMNITEE

Name:	Michael J. Potter
Address:	1162 NW Redfield Circle
Bend, OR 97701

EXHIBIT C

PROPRIETARY INFORMATION, INVENTIONS AND NON-COMPETITION AGREEMENT

This PROPRIETARY INFORMATION, INVENTIONS and NON-COMPETITION AGREEMENT (the “Agreement”) is made and entered into as of October     , 2009 (the “Effective Date”), by and between Newegg Inc., a Delaware corporation (“Corporation”) and Michael J. Potter (“Director”).

RECITALS

WHEREAS, the parties desire to assure the confidential status and proprietary nature of the information which may be disclosed by Corporation to the Director; and

AGREEMENT

NOW THEREFORE, in reliance upon and in consideration of the following undertaking, the parties agree as follows:

1.	Nondisclosure.

1.1 Recognition of Corporation’s Rights; Nondisclosure. At all times during the period of time Director serves as a member of the board of directors of the Corporation (“Service Period”) and provides the necessary and requested services in such capacity (“Services”), Director will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Corporation’s Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with Service to the Corporation, or unless the Corporation expressly authorizes such disclosure in writing. Director will obtain Corporation’s written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to Services and/or incorporates any Proprietary Information. Director hereby assigns to the Corporation any rights Director may have or acquire in such Proprietary Information and recognizes that all Proprietary Information shall be the sole property of the Corporation and its assigns.

1.2 Proprietary Information. The term “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information of the Corporation, including that which Director may produce in service to the Corporation. By way of illustration but not limitation, “Proprietary Information” includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as “Inventions”); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, pricing strategies, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other service providers of the Corporation.

1.3 Third Party Information. Director understands, in addition, that the Corporation has received and in the future will receive from third parties, including clients, customers, consultants, licensees or affiliates, confidential or proprietary information (“Third Party Information”). Director understands that the Corporation has a duty to maintain the confidentiality of such Third Party Information and to use it only for certain limited purposes. During the Service Period and thereafter, Director will hold Third Party Information in the strictest confidence and will not disclose Third Party Information to anyone (other than Corporation personnel who need to know such information in connection with their work for the Corporation) or use Third Party Information (except in connection with the performance of Director’s Services for the Corporation), unless expressly authorized by the Corporation in writing.

1.4 No Improper Use of Information of Prior Employers and Others. During the Service Period, Director will not improperly use or disclose any confidential information or trade secrets, if any, of any former or current employer or any other person to whom Director has an obligation of confidentiality, and Director will not bring onto the Corporation premises any unpublished documents or any property belonging to any former or current employer or any other person to whom Director has an obligation of confidentiality unless consented to in writing by that former or current employer or person. In the performance of his duties, Director will only use information which is generally known and used by persons with training and experience comparable to his own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Corporation.

2.	Assignment of Inventions.

2.1 Proprietary Rights. The term “Proprietary Rights” shall mean all trade secrets, patent, copyright, mask work and other intellectual property rights throughout the world.

2.2 Prior Inventions. Inventions, if any, patented or unpatented, which Director made prior to the commencement of the Service Period are excluded from the scope of this Agreement. To preclude any possible uncertainty, Director has set forth on Attachment B (Previous Inventions) attached hereto a complete list of all Inventions that Director has or caused to be (alone or jointly with others) conceived, developed or reduced to practice prior to the commencement of the Service Period, that Director considers to be his property or the property of third parties and that Director wishes to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”). If such disclosure would cause Director to violate any prior confidentiality agreement, Director shall not list such Prior Inventions in Attachment B but only disclose a cursory name for each such Invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Attachment B for such purpose. If no such disclosure is attached, Director represents that there are no Prior Inventions. If, during the Service Period, Director incorporates a Prior Invention into a Corporation product, process or machine, the Corporation is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, Director agrees that he will not incorporate, or permit to be incorporated, Prior Inventions in any Corporation Inventions without the Corporation’s prior written consent.

2.3 Assignment of Inventions. Subject to Sections 2.4 and 2.6, Director hereby assigns, and agrees to assign in the future when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable, to the Corporation all right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by Director, either alone or jointly with others, during the Service Period. Inventions assigned to the Corporation, or to a third party as directed by the Corporation pursuant to this Section 2, are hereinafter referred to as “Corporation Inventions.”

2.4 Non-assignable Inventions. This Agreement does not apply to an Invention which the Director developed entirely on his or her own time without using the Company’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

2

•	Relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; or

•	Result from any Services performed by the Director for the Company.

2.5 Director has reviewed the notification on Attachment A (Limited Exclusion Notification) and agrees that his signature acknowledges receipt of the notification.

2.6 Obligation to Keep Corporation Informed. During the Service Period, and for twelve (12) months after termination of the Service Period, Director will fully disclose in writing to the Corporation all Inventions authored, conceived or reduced to practice by Director, either alone or jointly with others, within no more than thirty (30) days after creation. In addition, Director will disclose to the Corporation all patent applications filed within a year after termination of the Service Period by Director, or on his behalf, within no more than thirty (30) days after filing. At the time of each such disclosure, Director will advise the Corporation in writing of any Inventions that he believes fully qualify for exemption under Section 2.4 of this Agreement, and Director will, at that time, provide all written evidence necessary to substantiate that belief. The Corporation will keep in confidence and will not use for any purpose or disclose to third parties without Director’s consent any confidential information disclosed in writing to the Corporation pursuant to this Agreement relating to Inventions that qualify fully for exemption under the provisions of Section 2.4 of this Agreement. Director will preserve the confidentiality of any Invention that does not fully qualify for exemption under Section 2.4 of this Agreement.

2.7 Works for Hire. Director acknowledges that all original works of authorship which are made by Director (solely or jointly with others) within the scope of Service and which are protectable by copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101) and shall be the sole property of the Corporation.

2.8 Enforcement of Proprietary Rights. Director will assist the Corporation, or its nominee, to obtain and enforce United States and foreign Proprietary Rights relating to Corporation Inventions in any and all countries, and such Proprietary Rights and Corporation Inventions shall be and remain the sole and exclusive property of the Corporation, or its nominee, whether or not patented or copyrighted. Accordingly, Director will promptly execute, verify and deliver such documents and perform such other acts (including appearances as a witness and assistance or cooperation in legal proceedings) as the Corporation may reasonably request in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. This obligation shall survive and continue beyond the termination of the Service Period, but the Corporation shall compensate Director at a reasonable rate after his termination for the time actually spent providing such assistance.

2.9 Appointment of Corporation as Agent. If, after reasonable effort, the Corporation is unable to secure Director’s signature on any document needed in connection with the actions specified herein, Director hereby irrevocably designates and appoints the Corporation and its duly authorized officers and agents as Director’s agents and attorneys-in-fact, which appointment is coupled with an interest, to act for and in Director’s behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Agreement with the same legal force and effect as if executed by Director. Director hereby waives and quitclaims to the Corporation any and all claims, of any nature whatsoever, which Director now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Corporation.

3

3.	Records.

Director agrees to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Corporation) of all Proprietary Information developed by Director and all Inventions made by Director during the Service Period, which records shall be available to and remain the sole property of the Corporation at all times.

4.	Non-Competition Obligation.

Director agrees that during the Service Period, Director will not provide any services or engage in any employment or business activity which is competitive with, or would otherwise conflict with, Director’s Service to the Corporation, without the Corporation’s express written consent. Director agrees further that during the Service Period and for two (2) years after the termination of the Service Period, Director will not, either directly or through others, use trade secret information of the Company to solicit or attempt to solicit any customer, vendor, employee, independent contractor or consultant of the Corporation to terminate his or her relationship with the Corporation in order to become a customer, vendor, employee, consultant or independent contractor to or for any other person or entity including, without limitation, Director.

5.	Non-Solicitation With the Corporation.

Director covenants and agrees that, for a period of two (2) years following termination of the Service Period, Director will not use trade secret information of the Corporation to solicit or engage in competitive business with Corporation’s existing or potential vendors or customers at the time of his separation from the Corporation and Director will not encourage or solicit any customer, vendor, employee or consultant to leave the Corporation for any reason.

6.	No Conflicting Obligation.

Director represents that his performance of all the terms of this Agreement and as a Director to the Corporation does not and will not breach any agreement to keep information acquired by Director prior to the Service Period in confidence or trust. Director has not entered into, and agrees he will not enter into, any agreement either written or oral in conflict herewith.

7.	Return of Corporation Documents.

Upon termination of the Service Period, Director will deliver to the Corporation any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing, comprising or disclosing any Corporation Inventions, Proprietary Information and Third Party Information. Director further agrees that any property situated on the Corporation’s premises and owned by the Corporation, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Corporation at any time with or without notice. Prior to leaving, Director will cooperate with the Corporation in completing and signing the Corporation’s termination statement, which will include, at a minimum, the certifications set forth in Attachment C.

8.	Legal and Equitable Remedies.

Because Director’s services are personal and unique and because Director may have access to and become acquainted with the Proprietary Information of the Corporation, the Corporation shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or

4

other equitable relief, without bond and without prejudice to any other rights and remedies that the Corporation may have for a breach of this Agreement.

9.	Notices.

Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or, if sent by certified or registered mail, three (3) days after the date of mailing.

10.	General Provisions.

10.1 Governing Law; Consent to Personal Jurisdiction; Attorney’s Fees. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Corporation and Director hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the State of California (the “California Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the California Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of California, irrevocably                                                                                   as its agent in the State of California as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of California, (iv) waive any objection to the laying of venue of any such action or proceeding in the California Court and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the California Court has been brought in an improper or inconvenient forum.

10.2 Severability. If one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

10.3 Successors and Assigns. This Agreement will be binding upon Director’s heirs, executors, administrators and other legal representatives and will be for the benefits of the Corporation, its successors, and its assigns.

10.4 Survival. Director agrees that the provisions of this Agreement shall survive the termination of the Service Period and the assignment of this Agreement by the Corporation to any successor-in-interest or other assignee, regardless of the reason or reasons for termination and whether such termination is voluntary or involuntary.

10.5 Nature of Relationship. This Agreement shall not be deemed nor does it create an employment contract between the Corporation (or any of its subsidiaries or related companies) and Director. Director is an independent contractor and shall not be deemed an employee of the Corporation for purposes of employee benefits, income tax withholding, F.I.C.A. taxes,

5

unemployment benefits or any other purpose. Director’s term of service is defined in Section 7 of the Director Retainer Agreement between Director and the Company signed concurrently herewith.

10.6 Waiver. No waiver by the Corporation of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Corporation of any right under this Agreement shall be construed as a waiver of any other right. The Corporation shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

10.7 Advice of Counsel. Director acknowledges that, in executing this Agreement, Director has had the opportunity to seek the advice of independent legal counsel, and Director has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation hereof.

10.8 Modification. This Agreement may not be changed, modified, released, discharged, abandoned or otherwise amended, in whole or in part, except by an instrument in writing, signed by Director and the Corporation. Director agrees that any subsequent change or changes in Director’s duties, salary, or compensation shall not affect the validity or scope of this Agreement.

10.9 Entire Agreement. The obligations of this Agreement shall apply to any time during which Director previously provided service, or will in the future provide service, to the Corporation as a consultant or agent if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. The headings in this Agreement are used for convenience only and are not to be considered a part of this Agreement or be used to interpret the meaning of any part of this Agreement.

10.10 Counterparts. This Agreement may be signed in two counterparts, each shall be deemed an original and both of which shall together constitute one agreement.

[The remainder of this page has been intentionally left blank. Signature page(s) to follow]

6

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT ATTACHMENT B TO THIS AGREEMENT. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY.

Dated:

By:

Printed Name:

ACCEPTED AND AGREED TO:

NEWEGG INC.

By:

Its:

7

ATTACHMENT A

LIMITED EXCLUSION NOTIFICATION

THIS IS TO NOTIFY you that the foregoing Agreement between you and the Corporation does not require you to assign or offer to assign to the Corporation any invention that you developed entirely on your own time without using the Corporation’s equipment, supplies, facilities or trade secret information except for those inventions that either:

1. Relate at the time of conception or reduction to practice of the invention to the Corporation’s business, or actual or demonstrably anticipated research or development of the Corporation;

2. Result from any Services performed by you for the Corporation.

To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is unenforceable.

This limited exclusion does not apply to any patent or invention covered by a contract between the Corporation and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

I ACKNOWLEDGE RECEIPT of a copy of this notification.

By:

Date:

WITNESSED BY:

(Printed Name Of Corporation Representative)

ATTACHMENT B

TO:	[ ]

FROM:

DATE:

SUBJECT:	Previous Inventions

1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my provision of service to Newegg Inc., a Delaware corporation (the “Corporation”), that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Corporation:

☐	No inventions or improvements.

☐	See below:

☐	Additional sheets attached.

2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

	Invention or Improvement Party(ies)	Relationship

1.

2.

3.

☐	Additional sheets attached.

ATTACHMENT C

CERTIFICATIONS

[Fill Out ONLY Upon Termination of Relationship]

I certify that I do not have in my possession, nor have I failed to return, any records, documents, computer disks, tapes or printouts, sound recordings, customer lists, photographs, data, specifications, drawings, blueprints, reproductions, sketches, notes, reports, proposals, or copies of them, or other documents or materials, equipment, samples, prototypes, models or material containing, comprising or disclosing any Corporation Inventions, Third Party Information or Proprietary Information of the Corporation, its successors and assigns.

I further certify that I have complied with and will continue to comply with all the terms of the Proprietary Information and Inventions Agreement signed by me with the Corporation, including the reporting of any Inventions conceived or made by me covered by such agreement.

I further agree that in compliance with the Proprietary Information and Inventions Agreement, I will preserve as confidential all trade secrets, confidential information, Proprietary Information, Inventions, Third Party Information, Proprietary Rights and Corporation Inventions, as well as any other subject matter pertaining to any business of the Corporation or any of its clients, customers, consultants, licensees, or affiliates.

Date